EXHIBIT 6.8CE


                               FRESH'N LITE, INC.

                        1997 INCENTIVE STOCK OPTION PLAN


                                   I. Purpose

         Fresh'n Lite, Inc. 1997 Incentive Stock Option Plan (the "Plan") is intended to provide a means whereby key employees of Fresh'n Lite, Inc., a Texas corporation (together with any "parent" or "subsidiary" as defined in Section 424 of the Code, the "Company"), may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Accordingly, the Company may grant to key employees ("Optionees") the option (the "Option") to purchase shares of Common Stock without par value (the "Stock"), of Fresh'n Lite, Inc., as hereinafter set forth. It is intended that Options granted under the Plan will qualify as "incentive stock options" as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). No stock options other than incentive stock options may be granted under the Plan.


                               II. Administration

         The Plan shall be administered by the Board of Directors of the Company or such committee of members of the Board as the Board may appoint (the "Committee"); however, if the Company becomes subject to the reporting requirements of the Securities Exchange Act of 1934 ("1934 Act"), the members of the Committee shall be "disinterested persons" within the meaning of paragraph
(d)(8) of Rule 16b-3 which has been adopted by the Securities and Exchange Commission under the 1934 Act, as such Rule or its equivalent is then in effect. Committee members may resign at any time by delivering written notice to the Board of Directors. Vacancies in the Committee however caused, shall be filled by the Board of Directors. The Committee shall have sole authority to select the persons who are to be granted Options from among those eligible hereunder and to establish the number of shares which may be issued under each Option. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. The Committee shall act by a majority of its members in office and the Committee may act either by vote at a telephonic or other meeting or by a memorandum or other written instrument signed by all of the members of the Committee. All decisions made by the Committee in selecting the persons to whom Options shall be granted, in establishing the number of shares which may be issued under each Option, and in constituting the provisions of the Plan shall be final. In its absolute discretion the Board of Directors may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.

         The day-to-day administration of the Plan may be carried out by such officers and employees of the Company as shall be designated from time to time by the Committee. Members of the Committee shall not receive compensation for their services as members, but all expenses and liabilities they incur in



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connection  with the  administration  of the Plan shall be borne by the Company.
The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons, and the Committee, the Board, the Company and the officers and employees of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. The interpretation and construction by the Committee of any provisions of the Plan or of any grant under the Plan and any determination by the Committee under any provision of the Plan or any such grant shall be final and conclusive for all purposes. Neither the Committee nor any member thereof shall be liable for any act, omission, interpretation, construction, or determination made in connection with the Plan in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including counsel fees) arising therefrom to the full extent permitted by law. The members of the Committee shall be named as insureds under any directors and officers liability insurance coverage that may be in effect from time to time.


                           II. Eligibility of Optionee

                  (a)  Options  may be granted  only to  individual  who are key employees (including officers who are also key employees) and directors of the Company (collectively referred to herein as "employee") at the time the Option is granted. Options may be granted to the same individual on more than one occasions. In no event shall any employee or his legal representatives, heirs, legatees, distributees or successors have any right to participate in the Plan except to such extent, any, as the Committee shall determine.

                  (b) No employee shall be eligible to receive any Option if, on the Grant Date, such employee owns (including ownership through the attribution provisions of Section 424 of the Code), in excess ,of ten percent (10%) of the outstanding voting stock of the Company (or of its parent or subsidiary as defined in Section 424 of the Code) unless the following two conditions are met:

                           (i) the option price for the shares of Stock  subject
                  to the Option is at least 110% of the fair market value of the shares of Stock on the date the Option is granted (the "Grant Date"); and

                           (ii) the Option  Agreement  (defined  below) provides
                  that the term of the Option does not exceed five (5) years.

                  (c) No employee shall be eligible to receive Options under this Plan (and all other option plans of the Company) that are exercisable for the first time by such Optionee in any calendar year with respect to stock with an aggregate fair market value (determined at the Grant Date) in excess of $100,000.




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                         IV. Shares Subject to the Plan

         The aggregate number of shares of Stock which may be issued under Options granted under the Plan shall not exceed 200,000 shares. Such shares may consist of authorized but unissued shares of Stock or previously issued shares of Stock reacquired by the Company. any of such shares which remain unissued and which are not subject to outstanding options at the termination of the Plan shall cease to be subject to the Plan, but until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. Should any Option hereunder expire or terminate prior to its exercise in full, the shares theretofore subject to such Option may again be subject to an Option granted under the Plan. . The aggregate number of shares which may be issued under Options granted under the Plan shall be subject to adjustment as provided in Paragraph VIII hereof. Exercise of an Option in any manner, or cancellation of an Option as provided in Paragraph V hereof (except the last paragraph of said Paragraph V), shall result in a decrease in the number of shares of Stock which may thereafter be available for purposes of the Plan by the number of shares as to which the Option is exercised or canceled.


                              V. Option Agreements

         Each Option shall be evidenced by a written agreement (an "'Option Agreement") executed by the Optionee and an authorized officer of the Company, which shall contain such terms, conditions and restrictions, and may be exercisable at such times and for such periods, as may be approved by the Committee, provided, however, that no option may be exercised to any extent after, and every Option shall expire no later than, the tenth anniversary of the Grant Date. Options that are granted shall be evidenced by Option Agreements in the form approved by the Board. The terms, conditions and restrictions of separate Option Agreements need not be identical. Specifically, an Option Agreement (i) may provide for the cancellation at any time by the Company in its sole discretion of the right to purchase all or part of the shares under the Option in return for a payment in cash or shares of Stock or a combination of cash and shares of Stock equivalent in value to the excess (if any of the fair market value of the shares with respect to which the right to purchase is canceled over the option price therefor, i.e., the "spread," and/or (ii) may provide that upon exercise of the Option, such exercise may be treated by the Company as a cancellation of the Option with respect to those shares by the payment to the Optionee of the spread, all on such terms and conditions as the Committee in its sole discretion may prescribe. Moreover, an Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Stock (plus cash if necessary) having a fair market value equal to such option price.

         The purchase price per share of stock issued under each Option shall be determined by the Committee and shall not be less than the fair market value of a share of Stock on the Grant Date or 110% of such value in the case of 10% of the Stock of the Company. For the purposes of the Plan and any Option Agreement, the determination of the fair market value of a share of Stock on any particular date shall be made in good faith by the Committee and such determination shall be binding for all purposes

         The Committee may accelerate the exercisabilily of any Option in its sole discretion and also may modify an outstanding Option, including reducing the exercise price of the Option, or cancel an outstanding Option in exchange for the grant of a new Option with such terms and conditions as are in accordance with the Plan at the time of such grant; provided that any Option, as so amended, or any such new Option, will qualify as an incentive stock option under Section 422 of the Code.


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                             VI. Exercise of Options

         During the lifetime of the Optionee, only the Optionee (or if incapacitated, his duly authorized representative) may exercise an Option granted to him, or any portion thereof. After the death of Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable pursuant to Paragraph V or the Option Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

         At any  time  and  from  time  to  time  prior  to the  time  when  any exercisable Option or exercisable portion thereof expires or becomes unexercisable pursuant to Paragraph V or the Option Agreement, such exercisable Option or exercisable portion thereof may be exercised in whole or in part; provided, however that the Company shall not be required to issue tractional shares and the Committee may, in the Option Agreement, require any partial exercise to be made with respect to a specified minimum number of shares.

         An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company of all of the following prior to the time when such Option becomes unexercisable.

                  (a) notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that such Option or portion thereof is exercised;

                  (b) full payment of the option price (in cash or by check, bank draft or money order payable to the Company for the shares of Stock with respect to which such Option or portion thereof is thereby exercised), together with payment or arrangement for payment of any federal, state or other tax required to be withheld by the Company with respect to such exercise;

                  (c) such representations and documents as the Committee reasonably deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, and any other federal, state or foreign securities laws or regulations; the Committee, in its absolute discretion, also may take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

                  (d) in the event that the Option or portion thereof shall be exercised pursuant to this Paragraph VI by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.


                    VII. Transferability of Options and Stock

         No Option or interest or right therein shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment, or any other means, whether such disposition be voluntary or involuntary or by operation of law or by judgment, levy attachment, garnishment, or any other legal or equitable proceeding (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Paragraph VII shall prevent transfers by will or by the applicable laws of descent and distribution.



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         The Committee in its absolute discretion,  may impose such restrictions on the transferability of the shares of Stock purchasable upon the exercise of an Option as it deems appropriate, including without limitation (i) the right to exercise a right of first refusal if the event of an offer to purchase the Stock from the Optionee or any transferee of the Optionee, (ii) the right of the Company to repurchase the shares of Stock from the Optionee or any transferee of the Optionee and (iii) the right to require an escrow of the certificates evidencing the shares of Stock. Any such restriction shall be set forth or incorporated by reference in the respective Option Agreement and may be referred to on the certificates evidencing such Stock.


                   VIII..  Recapitalization, Reorganization or Change in Control

                  (a) The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board of Directors or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

                  (b) The share with respect to which Options may be granted are shares of stock as presently constituted, but if, and whenever, prior to the termination of the Plan or the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the remaining shares of Stock available under the Plan and the number of shares of Stock with respect to which any Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share under an outstanding Option shall be proportionately reduced, arid (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share under an outstanding Option shall be proportionately increased.

                  (c) Except as may otherwise be expressly provided in the Plan, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of stock subject to Options theretofore granted or the purchase price per share.

                  (d) if the Company effects a recapitalization or otherwise materially changes its capital structure (both of the foregoing are herein referred to as a "Fundamental Change") then thereafter upon any exercise of an Option theretofore granted the Optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Stock as to which such Option shall then be exercisable, the number and class of shares of stock and securities to which the Optionee would have been entitled pursuant to the terms of the Fundamental Change, if immediately prior to such Fundamental Change, the Optionee had been the holder of record of the number of shares of Stock as to which such Option is then exercisable.



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                  (e) If (i) the Company  shall not be the  surviving  entity in any merger or consolidation (or survives only as a subsidiary of another entity), (ii) the Company sells all or substantially all of its assets to any other person or entity (other than a wholly owned subsidiary), (iii) any person or entity (including a "group" - as contemplated by Section 13(d)(3) of the 1934 Act) after the date hereof
         acquires  or  gains   ownership  or  control  of  (including,   without
         limitation, power to vote) more than 50% of the outstanding shares of Stock, (iv) the Company is to be dissolved and liquidated, or (v) as a result of or in conjunction with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event in clauses
         (i) through (v) above is referred to herein as a "Corporate Change"), then, effective as of a date selected by the Committee, which date shall be (a) in the event of the occurrence of a Corporate Change specified in clause (i), (ii) or (iv) above, no later than a date determined by the Committee to be far enough in advance of the date of such Corporate Change to permit each Optionee to exercise such Optionee's Option to purchase shares of Stock and participate in such Corporate Change or (b) in the event of the occurrence of a Corporate Change specified in clause (iii) or (v) above no later than thirty days after such Corporate Change, the Committee (which for purposes of the Corporate Changes described in (iii) and (v) above shall be either the Committee as constituted prior to the occurrence of such Corporate Change or, if no Committee had been appointed, the Board of Directors as constitute prior to the occurrence of such Corporate Change) acting in its sole discretion without the consent or approval of any Optionee, shall affect one or more of the following alternatives or combination
         of  alternatives  with  respect  to  all  outstanding   Options  (which
         alternatives may be made conditional on the occurrence of any of the Corporate Changes specified in clause (i) through (v) above and which may vary among individual Optionees): (1) in the case of a Corporate Change specified in clauses (i), (ii) or (iv), accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specific date fixed by the Committee, after which specified date all unexercised Options and all rights of Optionees thereunder shall terminate, (2) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for the then remaining term or (3) require the mandatory surrender to the Company of outstanding Options held by such Optionees (irrespective of whether such Options are then exercisable under the provisions of the
         Plan) as of a date, before or not later than sixty days after such Corporate Change, specified by the Committee, and in such event the Committee shall thereupon cancel such Options and the Company shall pay to each Optionee an amount of cash equal to the excess of the fair market value of the aggregate shares of Stock subject to such Option, determined as of the date such Corporate Change is effective, over the aggregate option price of such share; provided, however, the Committee shall not elect an alternative (unless consented to by the Optionee) such that, if an Optionee exercised his accelerated Option pursuant to alternative 1 or 2 and participated in a transaction specified in clause (i), (ii) or (iv) or received cash pursuant to alternative 3, the alternative would result in the Optionee's owing any money by virtue of operation of Section 16(b) of the 1934 Act. If all such alternatives have such a result, the Committee shall take such action which is hereby authorized to put such Optionees in as Close to the same position as such Optionee would have been in had alternative 1, 2, or 3 been selected but without resulting in any payment by such Optionee pursuant to Section 16(b) of the 1934 Act. Notwithstanding the foregoing, (I) with the consent of the Optionee, the Committee may in lieu of the foregoing make such provision with respect to any Corporate Change as it deems appropriate, and (II) in the event that a Corporate Change described in clauses (i), (ii) or (iii) occurs, but such Corporate Change does not result in, any effective change in ownership or control of the Company, the committee



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         shall  make  such   adjustments  in  the   designation  and  number  of
         unpurchased shares subject to the Plan, the number of shares subject to Optionee outstanding under this Plan, the exercise price specified its Options outstanding under the Plan, and such other terms and provisions of the Options outstanding under this Plan as the Committee any determine to be appropriate and equitable.

                  (f) Any adjustment provided for above shall be subject to any shareholder action required by applicable Texas corporate law.



                           IX. Optionee Rights Limited

         Nothing in this Plan or in any Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without just cause.

         The holders of Options shall not be, nor have any of the rights or privileges of, shareholders of the Company in respect to any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.


                                 X. Term of Plan

         The Plan shall be effective upon the date specified by the Board of Directors in its adoption of the Plan. Except with respect to Options then outstanding, if not sooner terminated under the other provisions hereof, the Plan shall terminate upon and no further Options shall be granted after the expiration of ten years from the date of its adoption by the Board of Directors. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for Company or any subsidiary. Nothing in this Plan shall be construed to limit the Right of the Company or any subsidiary to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business stock or assets of any corporation, firm or association.


                    XI. Amendment or Termination of the Plan

         The Board of Directors in its discretion may terminate the Plan at any time with respect to any shares for which Options have not theretofore been granted The Board of Directors shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Option theretofore granted may be made which would impair the rights of the Optionee without the consent of such Optionee; and provided, further, that the Board of Directors or the Committee may not make any alterations or amendments which would materially increase the benefits accruing to Optionees under the Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan, change the class of employees eligible to receive Options under the Plan or extend the term of the Plan,



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without the approval of the holders of a majority of the  outstanding  shares of capital stock of the Company voting or acting separately as a class.















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